FOR IMMEDIATE RELEASE

Contact:	Tabitha Zane Sr. Director, Investor Relations 919-431-1529	Ref: 05-08

Highwoods Properties Operational Results Improve

85% Occupancy at Year End

Leases Additional 199,000 Square Feet at Highwoods Preserve

Delays Reporting Fourth Quarter and Full Year Financial Results

RALEIGH, NC – March 3, 2005 – Highwoods Properties, Inc. (NYSE: HIW), the largest owner and operator of suburban office properties in the Southeast, today announced total occupancy of 85.0% at December 31, 2004, a 350 basis point increase from December 31, 2003 when occupancy was 81.5%. The Company also reported improving leasing activity in all of its core markets and just announced the execution of an 11-year lease for 199,000 square feet at Highwoods Preserve in Tampa, Florida.

Commenting on the quarter and full year Ed Fritsch, president and chief executive officer of Highwoods, said, “We are very pleased with our 2004 operating results and our economic outlook continues to improve. We exceeded our publicly stated year-end occupancy goal by 150 basis points, we expanded our well-leased development pipeline to $90.3 million, we sold $93.4 million of non-core properties and we made great progress at the Highwoods Preserve campus.”

The Company also announced that it has not yet finalized its financial results for the fourth quarter and full year of 2004. The Company is working diligently to wrap up the year-end financial reporting process and, in particular, as a result of a letter dated February 7, 2005 to the American Institute of Certified Public Accountants from the Chief Accountant of the Securities and Exchange Commission, is reviewing with its independent auditor, Ernst & Young LLP, certain of the Company’s lease accounting practices.

Mr. Fritsch added, “Our original expectation had been to release fourth quarter and full year financial information today. However, in light of the recent letter to the AICPA from the SEC’s Chief Accountant, we determined that certain of our lease accounting practices needed to be adjusted. Therefore, we are taking additional time to ensure that our financial statements comply with GAAP and present a transparent picture of the Company’s financial condition. Based on our current evaluation, we do not believe that any of these adjustments will have a material impact on FFO in 2004 or in future periods.”

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March 3, 2005

Fourth Quarter and Year End Highlights

•	Fourth quarter second generation leasing activity in Highwoods’ portfolio totaled 2.4 million square feet, 1.1 million of which was office space. For the full year, the Company signed leases totaling 8.2 million square feet.

•	Occupancy in the Company’s 33.9 million square foot in-service portfolio at December 31, 2004 was 85.0% as compared to 83.2% at September 30, 2004 and 81.5% at year-end 2003.

•	Customer retention for the full year was 73%.

•	GAAP rental rates for signed office leases declined 5% in the fourth quarter over the comparable GAAP rental rates and declined 1.7% for the full year.

Dispositions

In the fourth quarter, the Company sold seven non-core properties encompassing 679,100 square feet of office and industrial space for gross proceeds of $41.2 million. The average occupancy of the assets sold in the fourth quarter was 84.7%. In addition, the Company sold 94.6 acres of non-core land for a total of $20.5 million.

Total asset sales in 2004 were $93.4 million and included 1.3 million square feet of office, industrial and retail space. The average occupancy of the assets sold in 2004 was 67.6%. Land sales for the full year totaled 215 acres for gross proceeds of $36.2 million and a net gain of $2.9 million.

On October 20, 2004 the Company announced that it had listed for sale all of its 23 office properties in Charlotte, North Carolina, which encompass approximately 1.5 million square feet of space as well as 28 acres of land. As of the date of this press release the Company had narrowed its negotiations to one prospective buyer and anticipates providing an update to the public within the next six weeks. The Company will close its operations in Charlotte simultaneous upon a sale of the assets, which would result in net G&A savings of approximately $500,000 annually.

Development Activity

In 2004, the Company broke ground on $67.3 million of build-to-suit projects encompassing 358,000 square feet. These developments are 100% pre-leased and their expected completion dates are in the second half of 2005. The Company’s total current development pipeline encompasses 717,600 square feet representing an investment of approximately $90.3 million that is 99.3% pre-leased.

Highwoods Preserve

In a separate press release also distributed today the Company announced that it has signed an 11-year lease for 199,000 square feet at Highwoods Preserve in Tampa, Florida with Syniverse Technologies (NYSE:SVR). Syniverse, a global communications technology company founded in 1987 and currently headquartered in Tampa, is leasing all of Building I and will begin occupying the space in November 2005.

Since June 2004, the Company has leased or sold 56% of the Highwoods Preserve campus. In addition to Syniverse, The Depository Trust and Clearing Corporation and T-Mobile have

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March 3, 2005

operations at the Preserve. When Syniverse assumes occupancy of Building I in November, approximately 1,800 people will be working at Highwoods Preserve.

Outlook

The Company confirmed its guidance for 2005 which it originally published on January 5, 2005. At that time, the Company announced that it expected FFO per share to be in the range of $2.25 to $2.35. This estimate continues to reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, operating expenses and asset dispositions and acquisitions. This estimate excludes any asset gains or impairments associated with potential property dispositions, as well as any one-time, non-recurring charges that may occur during the year. Factors that could cause actual results to differ materially from the Company’s current expectations are detailed in the Company’s amended 2003 Annual Report on Form 10-K and subsequent SEC reports.

“When I assumed the CEO position in July, my goal, and the goal of the our new management team, was to position the Company for long-term success. We are taking the steps to accomplish this goal and in 2005 you will continue to see the benefits of our strategic initiatives, which include selling non-core land, selectively expanding our build-to-suit and infill development pipeline, improving the overall quality of our portfolio through dispositions of non-differentiating properties and strengthening the balance sheet through the reduction of outstanding debt from these dispositions. Of course, occupancy will continue to be our main focus and our plan is to achieve occupancy of 88% to 90% and be CAD positive by the end of 2007,” added Mr. Fritsch.

Fourth Quarter and Full Year Financial Results

The Company, in consultation with Ernst & Young LLP, is currently reviewing certain of its lease accounting practices as a result of a letter dated February 7, 2005 to the American Institute of Certified Public Accountants from the Chief Accountant of the Securities and Exchange Commission. The intent of the letter was to clarify the SEC’s interpretation of certain lease accounting issues and their application under generally accepted accounting principles relating to operating leases.

Based on a review of this letter and evaluation of the Company’s lease accounting practices by the Company and its independent auditors, two areas have been identified where changes to the Company’s lease accounting practices are required.

The Company’s past practice has been to recognize rental income on a straight-line basis beginning as of the lease commencement date stated in the lease. The Company has now determined that straight line rental income should commence when a tenant takes possession of the leased premises, which in some instances, particularly with our retail tenants, is earlier than the stated lease commencement date.

The Company occasionally grants lease incentives to tenants. These incentives can be in the form of moving cost allowances, payments to cover rents owed by the tenant to former landlords or similar incentives. The Company’s past practice was to include the cost of any lease incentives with capitalized tenant improvement costs and to amortize the costs on a straight-line basis over the lease term as depreciation and amortization expense. The Company has determined that such lease incentive costs should be recorded as an intangible asset and amortized over the lease term as a reduction of straight-line rental income. This change does not impact net income, but does reduce the computation of funds from operations (“FFO”) as defined by NAREIT.

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March 3, 2005

The Company, in consultation with its independent auditors, is diligently working to complete its evaluation of these matters and finalize the preparation and audit of its historical financial statements, which will include adjustments regarding lease accounting and any other adjustments necessitated by the year-end audit.

Based on its current evaluation, the Company does not expect that the adjustments from these changes will impact the Company’s cash position, previously reported cash flows or bank loan covenants nor that any of the adjustments would have a material effect on FFO in 2004 or in future periods.

The Company will file its audited financial statements as part of its 2004 Annual Report on Form 10-K and mail its annual report and proxy statement to stockholders as soon as practicable.

SOX 404 Update

The Company and its independent auditors are also working diligently to complete their assessments of the Company’s internal controls at December 31, 2004 as required under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), but have not yet completed their assessments, in part due to the concentration of focus and effort during the second half of 2004 to prepare the amended 2003 10-K’s and quarterly filings for 2004 for the Company and its majority owned subsidiary, Highwoods Realty Limited Partnership.

Based on the preliminary evaluation and testing of the Company’s internal controls completed to date by the Company and its independent auditors, the Company believes it is possible that certain conditions and control deficiencies, identified in connection with their SOX Section 404 internal controls assessments, will be considered material weaknesses or significant deficiencies once the final procedures have been concluded.

Assuming the Company’s management concludes that any such material weaknesses in fact existed as of December 31, 2004, the Company and its auditors will not be able to report in the Company’s 2004 Form 10-K that its internal controls were effective at December 31, 2004.

The Company’s management is working closely with the audit committee to monitor the ongoing remediation and prevention of material weaknesses and significant deficiencies in the Company’s internal controls with the objective that the Company will be able to report that its internal controls are effective at December 31, 2005.

Non-GAAP Information

We believe that FFO and FFO per share are beneficial to management and investors as important indicators of the performance of an equity REIT. FFO and FFO per share can facilitate comparisons of operating performance between periods and between other REITs because they exclude factors, such as depreciation, amortization and gains and losses from sales of real estate assets, which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates. FFO and FFO per share as disclosed by other REITs may not be comparable to our calculations of FFO and FFO per share. CAD is another useful financial performance measure of an equity REIT. CAD provides an additional basis to evaluate the ability of a REIT to incur and service debt, fund acquisitions and other capital expenditures and pay distributions. CAD does not measure whether cash flow is sufficient to fund all cash needs. FFO, FFO per share and CAD are non-GAAP financial measures and do not represent net income or cash flows from operating, investing or financing activities as defined by GAAP. They should not be considered as alternatives to net income as

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indicators of our operating performance or to cash flows as measures of liquidity. Furthermore, FFO per share does not depict the amount that accrues directly to the stockholders’ benefit.

FFO is defined by NAREIT as net income or loss, excluding gains or losses from sales of depreciated property, plus operating property depreciation and amortization and adjustments for minority interest and unconsolidated companies on the same basis. As clarified by NAREIT in October 2003, impairment losses on depreciable real estate assets are included in FFO. Our calculation of FFO is consistent with FFO as defined by NAREIT.

Supplemental Information

A copy of the Company’s fourth quarter 2004 Supplemental Information that includes detailed operating information is available in the “Investor Relations/Quarterly Earnings” section of the Company’s Web site at www.highwoods.com. The Supplemental Information, together with this release, has been furnished to the Securities and Exchange Commission on Form 8-K. Upon release of the Company’s fourth quarter and full year 2004 financial results, the Company will make available on its Website an abbreviated Supplemental for the fourth quarter of 2004 that includes detailed financial information. You may also obtain a copy of all Supplemental Information published by the Company by contacting Highwoods Investor Relations at 919-875-6717 / 800-256-2963 or by e-mail to HIW-IR@highwoods.com. If you would like to receive future Supplemental Information packages by e-mail, please contact the Investor Relations department as noted above or by written request to: Investor Relations Department, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, NC 27604.

Conference Call

On Friday, March 4, 2005 at 10:00 a.m. Eastern time, Highwoods will host a teleconference call to discuss its fourth quarter and 2004 operational results. For US/Canada callers, dial (888) 202-5268 and international callers dial (706) 643-7509. A live listen-only Web cast can be accessed through the Company’s Web site at www.highwoods.com under the “Investor Relations” section.

Telephone and Web cast replays will be available two hours after the completion of the call. The telephone replay will be available for one week beginning at 1:00 p.m. Eastern time. Dial-in numbers for the replay are (800) 642-1687 US/Canada, (706) 645-9291 international. The conference ID is 4050144.

About the Company

Highwoods Properties, Inc., a member of the S&P MidCap 400 Index, is a fully integrated, self-administered real estate investment trust (“REIT”) that provides leasing, management, development, construction and other customer-related services for its properties and for third parties. As of December 31, 2004, the Company owned or had an interest in 510 in-service office, industrial and retail properties encompassing approximately 40.8 million square feet. Highwoods also owns approximately 1,101 acres of development land. Highwoods is based in Raleigh, North Carolina, and its properties and development land are located in Florida, Georgia, Iowa, Kansas, Maryland, Missouri, North Carolina, South Carolina, Tennessee and Virginia. For more information about Highwoods Properties, please visit our Web site at www.highwoods.com.

Certain matters discussed in this press release, such as the effect of tenant bankruptcies on our operations, expected leasing and financing activities, financial and operating performance and share repurchases and the cost and timing of expected development projects and asset dispositions, are forward-looking statements within the meaning of the federal securities laws.

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These statements are distinguished by use of the words “will”, “expect”, “intends” and words of similar meaning. Although Highwoods believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Factors that could cause actual results to differ materially from Highwoods’ current expectations are detailed in the Company’s amended 2003 Annual Report on Form 10-K and subsequent SEC reports and include, among others, the following: the financial condition of our customers could deteriorate; final completion of audited financial statements and SOX 404 testing; speculative development by others could result in excessive supply of office properties relative to customer demand; we may not be able to lease or re-lease space quickly or on as favorable terms as old leases; and unexpected difficulties in obtaining additional capital to satisfy our future cash needs or unexpected increases in interest rates would increase our debt service costs.

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